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                                                                    Exhibit 10.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 (File Nos. 333-106312 and 811-21372) to the registration statement on Form N-4 (the "Registration Statement") of our report dated April 26, 2005, relating to the 2004 consolidated financial statements of Chase Insurance Life and Annuity Company (formerly Federal Kemper Life Assurance Company) and Subsidiaries, our reports dated April 26, 2005 and April 16, 2004, relating to the statutory financial statements of Chase Insurance Life and Annuity Company (formerly Federal Kemper Life Assurance Company), and of our report dated March 18, 2005, relating to the financial statements of the Chase Variable Annuity Separate Account which appear in such Registration Statement. We also consent to the reference to us under the headings "Services to the Separate Account" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois
April 28, 2005